PROMISSORY NOTE
                            (Guidance Line of Credit)


$2,900,000.00                                                   Tulsa, Oklahoma
                                                                 March 15, 2002

         FOR VALUE RECEIVED, BETA OIL & GAS, INC., a Nevada corporation and the successor via merger to Red River Energy, Inc., an Oklahoma corporation ("Beta Oil"), and BETA OPERATING COMPANY, L.L.C, an Oklahoma limited liability company and the successor via merger and name change to Red River Energy, L.L.C., an Oklahoma limited liability company ("Beta Operating") (Beta Oil and Beta Operating being collectively referred to herein as the "Borrowers"), hereby jointly and severally promise to pay to the order of BANK OF OKLAHOMA, NATIONAL ASSOCIATION (the "Bank"), at the Bank's principal banking offices in Tulsa, Oklahoma, in lawful money of the United States of America, in immediately available funds, the principal sum of TWO MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,900,000.00), or so much thereof as shall have been advanced hereunder and remains unpaid ON DEMAND but in no event later than March 15, 2003, together with interest thereon from the date hereof on the unpaid balance of principal from time to time outstanding, and on any past due interest, at one of the variable annual interest Options set forth and defined in the Credit Agreement (hereinafter defined), which interest is due and payable as it accrues on the last day of each calendar month, commencing March 31, 2002 (including accrued interest owing on the existing Guidance Note described herein), with all principal payable ON DEMAND and in no event later than March 15, 2003.

         The rate of interest payable upon the indebtedness evidenced by this Note shall be a variable annual rate of interest equal from day to day to the
(i) Applicable Prime Rate, as defined in the Credit Agreement, minus the applicable Base Rate margin as prescribed in the interest rate pricing matrix set forth in Section 2.8(a) of the Credit Agreement, or (ii) Libor-Rate, as defined in the Credit Agreement, plus the applicable Libor-Rate Margin as prescribed in the interest rate pricing matrix set forth in Section 2.8(a) of the Credit Agreement, but in no event at a rate which is greater than permitted by applicable law. Reference is made to the Credit Agreement for a description of the procedures for exercising the Options and special provisions relating to Libor-Rate loans. Borrowers stipulate and acknowledge that the applicable per annum interest rate pricing margins as of the date of this Note are: Base Rate minus 0.00% and Libor-Rate plus 2.200%. Interest shall be computed on the basis of a year of 360 days, but assessed for the actual number of days elapsed.

         Upon the occurrence of any Event of Default as described in the Revolving Credit Agreement dated August 5, 1998, between Red River Energy, L.L.C. ("Energy"), as borrower, and the Bank, lender, as amended by the First Amended and Restated Revolving Credit Agreement dated as of March 30, 1999, among Energy and Red River Field Services, L.L.C. ("Services"), as borrowers, and the Bank, as lender, as further amended by the First Amendment thereto dated as of February 1, 2000, as further from time to time, including without limitation, the Fourth Amendment thereto dated as of even date herewith, between and among the Borrowers and the Bank (said Revolving Credit Agreement and the First Amended and Restated Revolving Credit Agreement, as amended from time to time, including without limitation, the Fourth Amendment, and as the same may at any time be hereafter amended, extended, supplemented or modified and in effect being herein collectively called the "Credit Agreement"), the entire unpaid principal amount and all accrued and unpaid interest hereunder shall, at the sole option of the Bank, be accelerated and immediately become due and payable without notice by the Bank and shall bear interest computed at a variable annual rate equal to the Applicable Prime Rate plus six percentage points (6%) per annum. Upon default in the payment of any amount of interest payable hereunder, such interest shall, to the full extent permitted by law, bear interest at the same rate as principal.

         This Note is made pursuant to the Credit Agreement and is the Guidance Note described and defined in the Fourth Amendment. The Credit Agreement, among other things, contains prepayment provisions, provisions for borrowing base calculations, borrowing limitations hereunder and provisions for acceleration of the maturity hereof upon the events, terms and conditions therein specified.

         This Note is secured by the Collateral described in the Credit Agreement and the Security Instruments which are described in the Credit Agreement (the "Security Instruments") which have been executed by the Borrower and delivered to the Bank. This Note is cross-defaulted and cross-collateralized with that certain $25,000,000 Revolving Credit Note from the Borrower payable to the order of the Bank and dated as of even date herewith ("Revolver Note"). Reference is hereby made to the Security Instruments for a description of the property, assets and interests, thereby mortgaged, conveyed, pledged and/or assigned, as the case may be, the nature and extent of the security thereunder and the security interests, pledges or mortgage liens carried forward or created thereby, and the rights of the Bank (or the holder of this Note or the Revolver
Note) and the Borrower in respect thereof.

         Should the indebtedness represented by this Note or the Revolver Note or any part thereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings or this Note or the Revolver Note be placed in the hands of attorneys for collection after default, the Borrower agrees to pay hereunder, in addition to the principal and interest due and payable hereon, reasonable attorneys fees, court costs and other collection expenses incurred by the holder hereof.

         The Borrower hereby waives presentment for payment, demand, notice of nonpayment, protest and notice of protest with respect to any payment hereunder and agrees to any extension of time with respect to any payment due hereunder, to any substitution or release of the security or collateral described in the Security Instruments and to the addition or release of any party liable hereunder. No delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of such rights.

         Upon the occurrence of any default hereunder, Bank shall have the right, immediately and without further action by it, to set off against this Note and the Revolver Note all money owed by Bank in any capacity to each or any maker, guarantor, endorser or other person who is or might be liable for payment hereof, whether or not due, and also to set off against all other liabilities of each maker to Bank all money owed by Bank in any capacity to each or any maker; and Bank shall be deemed to have exercised such right of set off and to have made a charge against such money immediately upon the occurrence of such default even though such charge is made or entered into the books of Bank subsequently thereto.

         This Note constitutes a replacement, modification, extension and renewal of that certain existing $3,700,000 promissory note from the Borrower payable to the order of the Bank and dated as of May 1, 2001, and the indebtedness evidenced hereby shall be construed and enforced in accordance with and governed by the laws of the State of Oklahoma, and is executed and delivered to the order of the Bank in Tulsa, Oklahoma.

                                    BETA OIL & GAS, INC.,
                                    a Nevada corporation

                                    By
                                      ------------------------------------------
                                    Steve Antry, President


                                    BETA OPERATING COMPANY, L.L.C.
                                    an Oklahoma limited liability company

                                    By____________________________
                                    Steve Antry, President and manager

                                    "Borrowers"

DUE:     ON DEMAND and in no event
later than March 15, 2003